News Release

Unisys Announces First-Quarter 2018 Financial Results; Operating Margin Expands Year Over Year; Company Reaffirms Full-Year Financial Guidance

Services backlog grew year over year for second consecutive quarter, up 26%

1Q 2018:

•	Total revenue increased 6.6% year over year; non-GAAP adjusted revenue(5) declined 1.4% year over year

•	Operating profit margin increased 1110 basis points year over year to 14.4%; non-GAAP operating profit(6) margin increased 60 basis points year over year to 7.2%

•	Technology revenue grew 76.6% year over year; non-GAAP adjusted Technology revenue(5) grew 9.7% year over year

•	Total Contract Value(1) (“TCV”) and new business TCV were up 174% and 145% year over year, respectively

•	Services backlog(4) was up 26% year over year and 10% sequentially, to $4.7 billion

BLUE BELL, Pa., May 1, 2018 - Unisys Corporation (NYSE: UIS) today reported first-quarter 2018 financial results. Total company revenue grew 6.6% year over year (2.5% in constant currency(3)), and operating profit margin was up 1110 basis points year over year to 14.4%. Non-GAAP adjusted revenue(5) (which is adjusted for the recent adoption of required accounting changes) was down 1.4% year over year, due to a tough compare created by a large contract re-negotiation in the prior-year period, as previously disclosed. Non-GAAP operating profit margin expanded to 7.2%, up 60 basis points year over year, even in light of the one-time benefit from the same contract re-negotiation. Technology revenue grew 76.6% year over year, and non-GAAP adjusted Technology revenue(5) grew 9.7%, marking the third consecutive quarter of year-over-year growth for this segment. The company’s results of operations for the first quarter were favorably impacted by the required adoption of ASC 606(5).

The company also reported strong contract signings for the quarter, including the largest new logo contract signed in over a decade, based on TCV. Total Contract Value increased 174% year over year, with new business TCV up 145%. Annual Contract Value grew 136% year over year, with new business ACV up 99%. Services backlog(4) was up 26% year over year and 10% sequentially, to $4.7 billion.

“Our first quarter results mark a strong start to the year against our goals for 2018,” said Unisys Chairman, President and CEO Peter A. Altabef. “We are pleased to see continuing momentum on the go-to-market front, including with the largest new logo contract win the company has seen in over a decade.”

Summary of First-Quarter 2018 Business Results

Company:
Revenue of $708.4 million grew 6.6% year over year or 2.5% on a constant-currency basis. Non-GAAP adjusted revenue of $655.4 million was down 1.4% year over year, due to the tough compare noted previously.

Operating profit margin was 14.4%, up 1110 basis points year over year. Non-GAAP operating margin expanded 60 basis points year over year.

First quarter cash used in operations was $50.2 million versus $41.0 million in the first quarter 2017. First quarter adjusted free cash flow(12) was $(50.8) million, versus $(23.3) million in the first quarter of 2017, due to working capital timing and capital expenditures associated with a systems-update project at the company’s UK-based check-processing joint venture. At March 31, 2018, the company had $656 million in cash and cash equivalents.

Net income for the first quarter was $40.6 million, versus a net loss of $32.7 million in the first quarter of 2017. Diluted earnings per share were $0.62, versus a diluted loss per share of $0.65 in the first quarter of 2017. Non-GAAP diluted earnings per share(10) was $0.19 versus $0.32 in the prior-year period.

Adjusted EBITDA(9) for the first quarter grew 8.0% year over year to $92.9 million. Adjusted EBITDA margin for the first quarter expanded by 130 basis points year over year to 14.2%.

TCV grew 174% year over year, and new business TCV grew 145%. Total ACV was up 136% year over year, and new business ACV was up 99% year over year.

The company reaffirms full-year 2018 guidance for non-GAAP adjusted revenue of $2.7-2.825 billion (GAAP revenue of $2.75-2.875 billion), non-GAAP operating margin of 7.75-8.75% (GAAP operating margin of 9.5-10.5%) and adjusted EBITDA margin of 13.7-14.9%

Services:
Services revenue of $568.5 million, which represented 80% of total first quarter revenue, was down 2.9% year over year, or 6.5% in constant-currency, due to the tough compare created by the benefit of the previously-noted contract re-negotiation in the first quarter of 2017. Services backlog grew 26% year over year and 10% sequentially to end the first quarter at $4.7 billion. Services gross margin was down 160 basis points year over year, to 16.6%, and Services operating profit margin was down 170 basis points year over year to 3.0%, due in both cases to the previously-noted tough compare.

Technology:
Technology revenue in the first quarter grew 76.6% year over year as reported and 69.6% in constant currency to $139.9 million, which represented 20% of total first quarter revenue. Non-GAAP adjusted Technology revenue grew 9.7% year over year to $86.9 million. Technology gross margin for the first quarter was up 2230 basis points year over year to 68.9%. Non-GAAP adjusted Technology gross margin(7) expanded 530 basis points to 51.9%. Technology operating profit grew 531% year over year, and Technology operating margin was up 3930 basis points year over year to 54.7%. Non-GAAP adjusted Technology operating margin(8) expanded 1450 basis points to 29.9%.

Key First-Quarter Contract Signings:
In the first quarter, the company entered into several key contracts in each of its sectors including the following:

•
U.S. Federal: The U.S. Navy’s Space and Naval Warfare Systems Command awarded a contract to Unisys to develop, maintain and sustain the Nuclear Command, Control and Communications Navy Modernized Hybrid Solution messaging software. This mission-critical message handling software is used by Navy computer and telecommunications personnel to receive, validate, store and forward messages from military commanders to tactical military forces.

•
Public: The Australian Department of Home Affairs has signed a multi-year contract with Unisys to design and implement the new Enterprise Biometric Identification Services (EBIS) system, which will leverage Unisys Stealth™ multi-factor identity management and authentication to match face images and fingerprints of people wishing to travel to Australia.

•
Commercial: Unisys won a significant new logo contract to provide field engineering and technical services for a major enterprise information technology company. The services will be provided in the United States & Canada and Latin America. The contract leverages Unisys’ world-class field engineering and technical support capabilities and furthers the confidence that major technology providers have in Unisys to provide critical, customer-facing services. This was the largest new logo contract Unisys has signed in over a decade, based on TCV.

•
Financial Services: A leading bank in Argentina, expanded the scope of its work with Unisys to include a migration to Unisys’ Elevate™ omni-channel banking platform. This includes a suite of applications supporting real-time transactions across all channels including online, mobile and in-branch. The solution will also help the bank support and meet local regulatory needs.

Conference Call
Unisys will hold a conference call today at 5:30 p.m. Eastern Time to discuss its results. The listen-only webcast, as well as the accompanying presentation materials, can be accessed on the Unisys Investor website at www.unisys.com/investor. Following the call, an audio replay of the webcast, and accompanying presentation materials, can be accessed through the same link.

(1) Total Contract Value - TCV is the estimated total contractual revenue related to contracts signed in the period including option years (Federal contracts only) and without regard for cancellation terms. New business TCV represents TCV attributable to new scope for existing clients and new logo contracts.

(2) Annual Contract Value - ACV represents the revenue expected to be recognized during the first twelve months following the signing of a contract in the period.

(3) Constant currency -The company refers to growth rates in constant currency or on a constant currency basis so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates to facilitate comparisons of the company’s business performance from one period to another. Constant currency is calculated by retranslating current and prior period results at a consistent rate.

(4) Services Backlog - Services Backlog is the balance of contracted services revenue not yet recognized, including only the funded portion of services contracts with the U.S. Federal government.

Non-GAAP and Other Information
Although appropriate under generally accepted accounting principles (“GAAP”), the company’s results reflect revenue and charges that the company believes are not indicative of its ongoing operations and that can make its revenue, profitability and liquidity results difficult to compare to prior periods, anticipated future periods, or to its competitors’ results. These items consist of certain portions of revenue, post-retirement and cost-reduction and other expense. Management believes each of these items can distort the visibility of trends associated with the company’s ongoing performance. Management also believes that the evaluation of the company’s financial performance can be enhanced by use of supplemental presentation of its results that exclude the impact of these items in order to enhance consistency and comparativeness with prior or future period results. The following measures are often provided and utilized by the company’s management, analysts, and investors to enhance comparability of year-over-year results, as well as to compare results to other companies in our industry.

(5) Non-GAAP adjusted revenue -For the first quarter of 2018, the company’s non-GAAP results will include an adjustment to exclude certain revenue. The company has excluded revenue of $53 million. This is revenue from software license extensions and renewals which were contracted for in the fourth quarter of 2017 and properly recorded as revenue at that time under the revenue recognition rules then in effect (ASC 605). Upon adoption of the new revenue recognition rules (ASC 606) on January 1, 2018, and since the company adopted ASC 606 under the modified retrospective method whereby prior periods were not restated, the company was required to include this $53 million in the cumulative effect adjustment to retained earnings on January 1, 2018. ASC 606 requires revenue related to software license renewals or extensions to be recorded when the new license term begins, which in the case of the $53 million is January 1, 2018. The company has excluded revenue and related profit for these software licenses in its non-GAAP results since it has been previously reported in 2017. This is a one-time adjustment and it will not reoccur in future periods. However, in its quarterly financial statements on Form 10-Q for all of 2018, the company is required to report what its financial statements would have been if it had not adopted ASC 606. The $53 million is included in those adjustments. There are additional adjustments being made, but they do not represent previously recorded revenue. Those adjustments represent other differences between ASC 605 and ASC 606, principally extended payment term software licenses and short-term software licenses both of which are recorded at the inception of the license term under ASC 606 but were required to be recognized ratably over the software license term under ASC 605.

(6) Non-GAAP operating profit - The company recorded pretax post-retirement expense and pretax charges in connection with cost-reduction activities and other expenses. For the company, non-GAAP operating profit excluded these items. The company believes that this profitability measure is more indicative of the company’s operating results and aligns those results to the company’s external guidance which is used by the company’s management to allocate resources and may be used by analysts and investors to gauge the company’s ongoing performance. In the first quarter of 2018, the company included the ASC 606 adjustment discussed in (5) above.

(7) Non-GAAP adjusted Technology gross margin - In the first quarter of 2018, the company included the ASC 606 adjustment discussed in (5) above.

(8) Non-GAAP adjusted Technology operating margin - In the first quarter of 2018, the company included the ASC 606 adjustment discussed in (5) above.

(9) EBITDA & adjusted EBITDA - Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is calculated by starting with net income (loss) attributable to Unisys Corporation common shareholders and adding or subtracting the following items: net income attributable to noncontrolling interests, interest expense (net of interest income), provision for income taxes, depreciation and amortization. Adjusted EBITDA further excludes post-retirement expense, cost-reduction and other expense, non-cash share-based expense, and other (income) expense adjustment. In order to provide investors with additional understanding of the company's operating results, these charges are excluded from the adjusted EBITDA calculation. In the first quarter of 2018, the company included the ASC 606 adjustment discussed in (5) above.

(10) Non-GAAP diluted earnings per share - The company has recorded post-retirement expense and charges in connection with cost-reduction activities and other expenses. Management believes that investors may have a better understanding of the company’s performance and return to shareholders by excluding these charges from the GAAP diluted earnings/loss per share calculations. The tax amounts presented for these items for the calculation of non-GAAP diluted earnings per share include the current and deferred tax expense and benefits recognized under GAAP for these amounts. In the first quarter of 2018, the company included the ASC 606 adjustment discussed in (5) above.

(11) Free cash flow - The company defines free cash flow as cash flow from operations less capital expenditures. Management believes this liquidity measure gives investors an additional perspective on cash flow from on-going operating activities in excess of amounts used for reinvestment.

(12) Adjusted free cash flow - Because inclusion of the company’s post-retirement contributions and cost-reduction and other payments in free cash flow may distort the visibility of the company’s ability to generate cash flow from its operations without the impact of these non-operational costs, management believes that investors may be interested in adjusted free cash flow, which provides free cash flow before these payments. This liquidity measure was provided to analysts and investors in the form of external guidance and is used by management to measure operating liquidity.

About Unisys
Unisys Corporation is a global information technology company that specializes in providing industry-focused services and software solutions integrated with leading-edge security to clients in the government, commercial and financial services markets. Our offerings include security solutions, advanced data analytics, cloud and infrastructure services, application workspace services, operating system software and application solutions. For more information, visit www.unisys.com.

Forward-Looking Statements
Any statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, any projections of earnings, revenues, annual contract value, total contract value, new business ACV or TCV, backlog or other financial items; any statements of the company’s plans, strategies or objectives for future operations; statements regarding future economic conditions or performance; and any statements of belief or expectation. All forward-looking statements rely on assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. In particular, statements concerning annual and total contract value are based, in part, on the assumption that all options of the contracts (Federal only) included in the calculation of such value will be exercised and that each of those contracts will continue for their full contracted term. Risks and uncertainties that could affect the company’s future results include, but are not limited to, the following: our ability to improve revenue and margins in our services business; our ability to maintain our installed base and sell new solutions in our technology business; our ability to effectively anticipate and respond to volatility and rapid technological innovation in our industry; our ability to retain significant clients; the potential adverse effects of aggressive competition in the information services and technology marketplace; cybersecurity breaches could result in significant costs and could harm our business and reputation; our significant pension obligations and required cash contributions and requirements to make additional significant cash contributions to our defined benefit pension plans; our ability to attract, motivate and retain experienced and knowledgeable personnel in key positions; the risks of doing business internationally when a significant portion of our revenue is derived from international operations; our contracts may not be as profitable as expected or provide the expected level of revenues; our ability to access financing markets; contracts with U.S. governmental agencies may subject us to audits, criminal penalties, sanctions and other expenses and fines; a significant disruption in our IT systems could adversely affect our business and reputation; we may face damage to our reputation or legal liability if our clients are not satisfied with our services or products; the performance and capabilities of third parties with whom we have commercial relationships; an involuntary termination of the company’s U.S. qualified defined benefit pension plan; the potential for intellectual property infringement claims to be asserted against us or our clients; the business and financial risk in implementing future acquisitions or dispositions; the adverse effects of global economic conditions, acts of war, terrorism or natural disasters; the possibility that pending litigation could affect our results of operations or cash flow; and the company’s consideration of all available information following the end of the quarter and before the filing of the Form 10-Q and the possible impact of this subsequent event information on its financial statements for the reporting period. Additional discussion of factors that could affect the company’s future results is contained in its periodic filings with the Securities and Exchange Commission. The company assumes no obligation to update any forward-looking statements.

Contacts:
Investors: Courtney Holben, Unisys, 215-986-3379
courtney.holben@unisys.com

Media: John Clendening, Unisys, 214-403-1981
john.clendening@unisys.com

###

RELEASE NO.: 0501/9586

Unisys and other Unisys products and services mentioned herein, as well as their respective logos, are trademarks or registered trademarks of Unisys Corporation. Any other brand or product referenced herein is acknowledged to be a trademark or registered trademark of its respective holder.

UIS-Q

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Millions, except per share data)

	Three Months Ended March 31,
	2018	2017
Revenue
Services	$568.5	$585.3
Technology	139.9	79.2
	708.4	664.5
Costs and expenses
Cost of revenue:
Services	470.9	486.4	*
Technology	36.3	39.5	*
	507.2	525.9	*
Selling, general and administrative	90.9	105.0	*
Research and development	8.5	11.8	*
	606.6	642.7	*
Operating profit	101.8	21.8	*
Interest expense	16.6	5.7
Other income (expense), net	(22.6)	(32.9	)*
Income (loss) before income taxes	62.6	(16.8)
Provision for income taxes	20.9	12.9
Consolidated net income (loss)	41.7	(29.7)
Net income attributable to noncontrolling interests	1.1	3.0
Net income (loss) attributable to Unisys Corporation common shareholders	$40.6	$(32.7)
Earnings (loss) per share attributable to Unisys Corporation
Basic	$0.80	$(0.65)
Diluted	$0.62	$(0.65)
Shares used in the per share computations (in thousands):
Basic	50,748	50,256
Diluted	72,943	50,256

*	Certain amounts have been reclassified to conform to the current-year presentation.

UNISYS CORPORATION
SEGMENT RESULTS
(Unaudited)
(Millions)

	Total		Eliminations	Services	Technology
Three Months Ended March 31, 2018
Customer revenue	$708.4		$—	$568.5	$139.9
Intersegment	—		(10.0)	—	10.0
Total revenue	$708.4		$(10.0)	$568.5	$149.9
Gross profit percent	28.4%			16.6%	68.9%
Operating profit percent	14.4%			3.0%	54.7%
Three Months Ended March 31, 2017
Customer revenue	$664.5		$—	$585.3	$79.2
Intersegment	—		(5.3)	—	5.3
Total revenue	$664.5		$(5.3)	$585.3	$84.5
Gross profit percent	20.9%	*		18.2%	46.6%
Operating profit percent	3.3%	*		4.7%	15.4%

*	Certain amounts have been reclassified to conform to the current-year presentation.

UNISYS CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Millions)

	March 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$656.4	$733.9
Accounts receivable, net	492.5	503.3
Contract assets	46.4	—
Inventories:
Parts and finished equipment	11.5	13.6
Work in process and materials	10.7	12.5
Prepaid expenses and other current assets	115.3	126.2
Total current assets	1,332.8	1,389.5
Properties	906.6	898.8
Less-Accumulated depreciation and amortization	769.7	756.3
Properties, net	136.9	142.5
Outsourcing assets, net	213.4	202.3
Marketable software, net	142.6	138.3
Prepaid postretirement assets	157.3	148.3
Deferred income taxes	116.0	119.9
Goodwill	181.0	180.8
Restricted cash	26.6	30.2
Other long-term assets	207.1	190.6
Total assets	$2,513.7	$2,542.4
Liabilities and deficit
Current liabilities:
Current maturities of long-term-debt	$10.6	$10.8
Accounts payable	214.5	241.8
Deferred revenue	324.8	327.5
Other accrued liabilities	344.4	391.5
Total current liabilities	894.3	971.6
Long-term debt	636.2	633.9
Long-term postretirement liabilities	1,973.2	2,004.4
Long-term deferred revenue	184.9	159.0
Other long-term liabilities	95.9	100.0
Commitments and contingencies
Total deficit	(1,270.8)	(1,326.5)
Total liabilities and deficit	$2,513.7	$2,542.4

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Millions)

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities
Consolidated net income (loss)	$41.7	$(29.7)
Adjustments to reconcile consolidated net (income) loss to net cash used for operating activities:
Foreign currency transaction losses	3.3	5.3
Non-cash interest expense	2.6	2.0
Employee stock compensation	4.0	3.7
Depreciation and amortization of properties	11.2	10.1
Depreciation and amortization of outsourcing assets	16.1	12.9
Amortization of marketable software	14.7	15.7
Other non-cash operating activities	(0.9)	(1.1)
Loss on disposal of capital assets	0.2	3.8
Postretirement contributions	(30.9)	(31.7)	*
Postretirement expense	19.3	26.2	*
Decrease in deferred income taxes, net	6.0	2.2
Changes in operating assets and liabilities:
Receivables, net	(28.0)	0.1
Inventories	0.8	0.1
Accounts payable and other accrued liabilities	(130.1)	(50.0)
Other liabilities	21.2	(9.2)	*
Other assets	(1.4)	(1.4)
Net cash used for operating activities	(50.2)	(41.0)
Cash flows from investing activities
Proceeds from investments	1,222.7	1,218.9
Purchases of investments	(1,208.7)	(1,211.5)
Investment in marketable software	(19.0)	(13.8)
Capital additions of properties	(5.1)	(8.5)
Capital additions of outsourcing assets	(24.4)	(12.9)
Other	(0.4)	(0.3)
Net cash used for investing activities	(34.9)	(28.1)
Cash flows from financing activities
Payments of long-term debt	(0.7)	(0.7)
Other	(2.1)	(2.1)
Net cash used for financing activities	(2.8)	(2.8)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	6.8	6.3
Decrease in cash, cash equivalents and restricted cash	(81.1)	(65.6)
Cash, cash equivalents and restricted cash, beginning of period	764.1	401.1
Cash, cash equivalents and restricted cash, end of period	$683.0	$335.5

*	Certain amounts have been reclassified to conform to the current-year presentation.

UNISYS CORPORATION
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited)
(Millions, except per share data)

		Three Months
		Ended March 31,
		2018	2017
GAAP net income (loss) attributable to Unisys Corporation common shareholders		$40.6	$(32.7)

Topic 606 adjustment:	pretax	(53.0)	—
	tax provision	5.3	—
	net of tax	(47.7)	—

Postretirement expense:	pretax	19.3	26.2	*
	tax provision	0.3	0.2
	net of tax	19.6	26.4	*

Cost reduction and other expense:	pretax	(2.9)	25.4
	tax provision	0.1	(0.5)
	net of tax	(2.8)	24.9

Non-GAAP net income attributable to Unisys Corporation common shareholders		9.7	18.6	*

Add interest expense on convertible notes		—	4.7

Non-GAAP net income attributable to Unisys Corporation for diluted earnings per share		$9.7	$23.3	*

Weighted average shares (thousands)		50,748	50,256

Plus incremental shares from assumed conversion:
	Employee stock plans	327	387
	Convertible notes	—	21,868

Non-GAAP adjusted weighted average shares		51,075	72,511

Diluted earnings (loss) per share

GAAP basis
GAAP net income (loss) attributable to Unisys Corporation for diluted earnings per share		$45.4	$(32.7)

Divided by adjusted weighted average shares		72,943	50,256

GAAP diluted earnings (loss) per share		$0.62	$(0.65)

Non-GAAP basis
Non-GAAP net income attributable to Unisys Corporation for diluted earnings per share		$9.7	$23.3	*

Divided by Non-GAAP adjusted weighted average shares		51,075	72,511

Non-GAAP diluted earnings per share		$0.19	$0.32	*

*	Certain amounts have been reclassified to conform to the current-year presentation.

UNISYS CORPORATION
RECONCILIATION OF GAAP OPERATING PROFIT TO NON-GAAP OPERATING PROFIT
(Unaudited)
(Millions)

	Three Months
	Ended March 31,
	2018	2017
GAAP operating profit	$101.8	$21.8	*
Topic 606 adjustment	(53.0)	—
Postretirement expense	1.0	1.7	*
Cost reduction and other expense	(2.9)	20.1
Non-GAAP operating profit	$46.9	$43.6	*

GAAP customer revenue	$708.4	$664.5
Non-GAAP adjusted customer revenue	655.4	664.5
GAAP operating profit %	14.4%	3.3	%*
Non-GAAP operating profit %	7.2%	6.6	%*

*	Certain amounts have been reclassified to conform to the current-year presentation.

UNISYS CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

FREE CASH FLOW

	Three Months
	Ended March 31,
	2018	2017
Cash used for operations	$(50.2)	$(41.0)
Additions to marketable software	(19.0)	(13.8)
Additions to properties	(5.1)	(8.5)
Additions to outsourcing assets	(24.4)	(12.9)
Free cash flow	(98.7)	(76.2)
Postretirement funding	30.9	31.7	*
Cost reduction and other payments	17.0	21.2
Adjusted free cash flow	$(50.8)	$(23.3)	*

*	Certain amounts have been reclassified to conform to the current-year presentation.

UNISYS CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

EBITDA

	Three Months
	Ended March 31,
	2018	2017
Net income (loss) attributable to Unisys Corporation common shareholders	$40.6	$(32.7)
Net income attributable to noncontrolling interests	1.1	3.0
Interest expense, net of interest income of $3.2, $2.4, respectively**	13.4	3.3
Provision for income taxes	20.9	12.9
Depreciation	27.3	23.0
Amortization	14.7	15.7
EBITDA	$118.0	$25.2

Topic 606 adjustment	(53.0)	—
Postretirement expense	19.3	26.2	*
Cost reduction and other expense	(2.9)	25.4
Non-cash share based expense	4.0	3.7
Other (income) expense adjustment***	7.5	5.5
Adjusted EBITDA	$92.9	$86.0	*

*Certain amounts have been reclassified to conform to the current-year presentation.
** Included in other (income) expense, net on the consolidated statements of income
*** Other (income) expense, net as reported on the consolidated statements of income less postretirement expense, interest income and items included in cost reduction and other expense